Exhibit 99.1

Beyond Li-ion™

SES AI Announces Preliminary Second Quarter 2025 Financial Results

Affirms 2025 revenue guidance of $15 million to $25 million

Acquisition of UZ Energy, following closing, expected to generate additional revenue in 2025

Woburn, MA (July 28, 2025) - SES AI Corporation (“SES AI”, the “Company,” “we” or “us”) (NYSE: SES), a global leader in the development and manufacturing of AI-enhanced high-performance Li-Metal and Li-ion batteries, today announced its preliminary financial and business results for the second quarter ended June 30, 2025.

Preliminary Second Quarter 2025 Highlights:

●	Revenue of $3.5 million for a total of $9.3 million in the first half of 2025
●	Gross Margin of 74%
●	Cash used in operations of $10.8 million, a 51% decrease from 2Q24 and a 53% decrease from 1Q25
●	Quarter end liquidity (comprising cash, cash equivalents and marketable securities) of $229 million with no debt
●	Affirms 2025 revenue guidance of $15 million to $25 million

Qichao Hu, Founder and CEO of SES AI, noted, “We continued our path to profitability with revenue of $3.5 million during the second quarter, positioning us to reach our year-end revenue target of between $15 million to $25 million. With today’s separate announcement of the signing of a deal to acquire UZ Energy, we are deploying a nominal amount of our excess liquidity to pursue what we view as a tremendous opportunity to accelerate our platform strategy in the global energy storage market that will provide additional revenue growth in 2025 and beyond.”

As previously announced, the Company will report its results for the second quarter of 2025 after market close on Monday, August 4, 2025, and will host a conference call later that day at 5:00pm ET to discuss its quarterly results and financial outlook.

About SES AI:

SES AI Corp. (NYSE: SES) is powering the future of global electric transportation on land and in the air with the world’s most advanced Li-Metal batteries. SES AI is the first battery company in the world to accelerate its pace of innovation by utilizing superintelligent AI across the spectrum of its business, from research and development; materials sourcing; cell design; engineering and manufacturing; to battery health and safety monitoring. Founded in 2012, SES AI is an Li-Metal battery developer and manufacturer headquartered in Boston and with operations in Singapore, Shanghai, and Seoul. Learn more at SES.AI.

SES AI may use its website as a distribution channel of material company information. Financial and other important information regarding SES AI is routinely posted on and accessible through the Company’s website at www.ses.ai. Accordingly, investors should monitor this channel, in addition to following SES AI’s press releases, Securities and Exchange Commission filings and public conference calls and webcasts.

The financial results presented in this press release are preliminary, estimated, and unaudited. Such amounts are subject to the completion and finalization of SES’s financial and accounting closing procedures. They reflect management’s estimates based solely upon information available to management as of the date of this press release. Further information learned during that completion and finalization may alter the final results. In addition, the preliminary estimates should not be viewed as a substitute for full annual financial statements prepared in accordance with GAAP. There is a possibility that SES’s financial results for the three months ended June 30, 2025 could vary materially from these preliminary estimates.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, about us and our industry that involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “will,” “goal,” “prioritize,” “plan,” “target,” “expect,” “focus,” “look forward,” “opportunity,” “believe,” “estimate,” “continue,” “anticipate,” “project” and “pursue” or the negative of these terms or similar expressions. These statements are based on the beliefs and assumptions of the management of the Company. You should not place undue reliance on these forward-looking statements. Although the Company believes that its plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, it cannot provide assurance that it will achieve or realize these plans, intentions or expectations. Should one or more of a number of known and unknown risks and uncertainties materialize, or should any of our assumptions prove incorrect, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include, but are not limited to, among other things, that conditions to the closing of the acquisition of Shenzhen UZ Energy Co. Ltd. and its related entities (“UZ Energy”) may not be satisfied, the potential impact on the business of the Company due to the announcement of the acquisition of UZ Energy, the occurrence of any event, change or other circumstances that could give rise to the termination of the purchase agreement therefor, changes in the financial condition, business or prospects of UZ Energy or the Company’s discovery of additional information relating thereto, general economic conditions, and other factors described in our filings with the Securities and Exchange Commission (the “SEC”), including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our most recently filed Annual Report on Form 10-K, Quarterly Report on Form 10-Q and other documents that we have filed, or that we will file, with the SEC. Any forward-looking statements made by us in this press release speak only as of the date on which they are made and subsequent events may cause these expectations to change. We disclaim any obligations to update or alter these forward-looking statements in the future, whether as a result of new information, future events or otherwise, except as required by law.

Contacts:

For the media:

pr@ses.ai

For investors:

ir@ses.ai